                                  EXHIBIT 11

                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS


PRIMARY CALCULATION:                                          THREE MONTHS ENDED
                                                  NOVEMBER 30,                   NOVEMBER 30,
                                                      1997                           1996
                                                ----------------              -------------------
Net Income                                          $ 2,911,090                      $ 1,927,555
                                                ================              ===================

Shares:
Weighted average number of common
  shares outstanding                                 19,016,550                       21,145,371
Assumed exercise of options                           1,774,560                        1,339,648
Dilutive effect of exercised options                      2,450
                                                ----------------              -------------------
Weighted average number of common
   shares for primary calculation                    20,793,560                       22,485,019
                                                ================              ===================

Primary earnings per share                          $      0.14                      $      0.09
                                                ================              ===================


FULLY DILUTED CALCULATION

Net Income                                          $ 2,911,090                      $ 1,927,555
                                                ================              ===================

Shares:
Weighted average number of common
  shares outstanding                                 19,016,550                       21,145,371
Assumed exercise of options                           1,774,560                        1,339,648
Dilutive effect of exercised options                      2,450
                                                ----------------              -------------------
Weighted average number of common
   shares for fully diluted calculation              20,793,560                       22,485,019
                                                ================              ===================

Fully diluted earnings per share                    $      0.14                      $      0.09
                                                ================              ===================

                                  EXHIBIT 11

                      STATEMENT REGARDING COMPUTATION OF
                              PER SHARE EARNINGS


PRIMARY CALCULATION:                                               NINE MONTHS ENDED
                                                    NOVEMBER 30,                      NOVEMBER 30,
                                                        1997                              1996
                                                ---------------------             ---------------------
Net Income                                               $ 7,689,218                       $ 6,224,181
                                                =====================             =====================
Shares:
Weighted average number of common
  shares outstanding                                      19,030,240                        21,528,416
Assumed exercise of options                                1,612,819                         1,424,317
Dilutive effect of exercised options                          29,662
                                                ---------------------             ---------------------
Weighted average number of common
  shares for primary calculation                          20,672,721                        22,952,733
                                                =====================             =====================

Primary earnings per share                               $      0.37                       $      0.27
                                                =====================             =====================

FULLY DILUTED CALCULATION

Net Income                                               $ 7,689,218                       $ 6,224,181
                                                =====================             =====================
Shares:
Weighted average number of common
  shares outstanding                                      19,030,240                        21,528,416
Assumed exercise of options                                1,774,560                         1,424,317
Dilutive effect of exercised options                           2,450
                                                ---------------------             ---------------------
Weighted average number of common
  shares for fully diluted calculation                    20,807,250                        22,952,733
                                                =====================             =====================

Fully diluted earnings per share                         $      0.37                       $      0.27
                                                =====================             =====================